     As filed with the Securities and Exchange Commission on May 11, 1998
                                                     Registration No. 33-_____
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                  FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                              LANDEC CORPORATION
            (Exact name of Registrant as specified in its charter)

            CALIFORNIA                             94-3025618
     (State of incorporation)         (I.R.S. Employer Identification No.)

                              3603 HAVEN AVENUE
                          MENLO PARK, CA  94025-1010
                   (Address of principal executive offices)
                            _______________________

                            1996 STOCK OPTION PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plans)
                            _______________________

                                GARY T. STEELE
                      PRESIDENT & CHIEF EXECUTIVE OFFICER
                              LANDEC CORPORATION
                               3603 HAVEN AVENUE
                           MENLO PARK, CA  94025-1010
                                (650) 306-1650
(Name, address and telephone number, including area code, of agent for service)
                            _______________________

                                   Copy to:

                                 Tae Hea Nahm
                              Venture Law Group
                             2800 Sand Hill Road
                         Menlo Park, California 94025
                               (650) 854-4488

                             Page 1 of 9 Pages
                          Exhibit Index on Page 7
            (Calculation of Registration Fee on following page)
            ___________________________________________________

                       CALCULATION OF REGISTRATION FEE

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                                                                                 Proposed
                                                             Proposed            Maximum
                                             Maximum          Maximum            Aggregate      Amount of
                                           Amount to be    Offering Price         Offering     Registration
 Title of Securities to be Registered      Registered(1)    Per Share(2)          Price(2)          Fee
------------------------------------------------------------------------------------------------------------
1996 STOCK OPTION PLAN
      Additional Common Stock Reserved
       for Grant of Options ............   750,000 Shares       $6.5625           $4,921,875       $1,451.95

1995 DIRECTORS' STOCK OPTION PLAN
      Additional Common Stock Reserved
       for Grant of Options ............   200,000 Shares       $6.5625           $1,312,500        $387.19
------------------------------------------------------------------------------------------------------------
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

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 7, 1998.

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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K, filed on January 29, 1998 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any amendments thereto;

     (b) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of fiscal year covered by the Company document referred to in (a) above; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on December 21, 1995, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 5,773 shares and an option for 3,478 shares, respectively, of the Registrant's Common Stock in the aggregate.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent
permitted by the California Corporations Code.   In addition, the Registrant
has entered into Indemnification Agreements with its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.

          See Exhibit Index on page 7.

Item 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, LANDEC CORPORATION, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 8th day of May, 1998.

                                       LANDEC CORPORATION

                                       By: /s/ Gary T. Steele
                                           -----------------------------------
                                           Gary T. Steele
                                           President & Chief Executive Officer


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

                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary T. Steele and Joy T. Fry, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 as Amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                  Title                                     Date
          ---------                                  -----                                     ----
 /s/ Gary T. Steele                   President, Chief Executive Officer and                May 8, 1998
-------------------------------         Chairman of the Board of Directors
 Gary T. Steele                         (Principal Executive Officer)


 /s/ Joy T. Fry                       Vice President, Finance and Administration            May 8, 1998
-------------------------------          and Chief Financial Officer (Principal
 Joy T. Fry                              Financial and Accounting Officer)

 /s/ Ray F. Stewart                   Director                                              May 8, 1998
-------------------------------
 Ray F. Stewart, Ph.D.

 /s/ Stephen E. Halprin               Director                                              May 8, 1998
-------------------------------
 Stephen E. Halprin

 /s/ Kirby L. Cramer                  Director                                              May 8, 1998
-------------------------------
 Kirby L. Cramer

 /s/ Richard S. Schneider             Director                                              May 8, 1998
-------------------------------
 Richard S. Schneider, Ph.D.

 /s/ Richard Dulude                   Director                                              May 8, 1998
-------------------------------
 Richard Dulude

 /s/ Damion E. Wicker, M.D.           Director                                              May 8, 1998
-------------------------------
 Damion E. Wicker, M.D.

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

                               INDEX TO EXHIBITS

Exhibit                                                                Page
Number                                                                  No.
-------                                                                ----
  5.1     Opinion of Venture Law Group, a Professional Corporation.      8

 23.1     Consent of Venture Law Group, a Professional Corporation       8
          (included in Exhibit 5.1).

 23.2     Consent of Independent Auditors.                               9

 24.1     Powers of Attorney                                             6



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

                                                                   Exhibit 5.1

                                 May 7, 1998



Landec Corporation
3603 Haven Avenue
Menlo Park, CA  94025-1010

    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about May 7, 1998 in connection with the registration under the Securities Act of 1933, as amended, of a total of 750,000 shares of your Common Stock reserved for issuance under the 1996 Stock Option Plan and 200,000 shares of your Common Stock reserved for issuance under the 1995 Directors' Stock Option Plan (collectively the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.


                                     Sincerely,

                                     VENTURE LAW GROUP

                                     /s/ Venture Law Group


THN


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

                                                                  Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 750,000 shares for the 1996 Stock Option Plan and 200,000 shares for the 1995 Directors' Stock Option Plan of Landec Corporation of our report dated December 10, 1997 with respect to the consolidated financial statements and schedule of Landec Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
San Francisco, California
May 5, 1998



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